As filed with the Securities and Exchange Commission on March 5, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DTE ENERGY COMPANY

(Exact name of the registrant as specified in its charter)

Michigan	No. 38-3217752
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan M. Beale
DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:
Teresa M. Sebastian
DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-8000

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered (b)	per Unit	Price	Registration Fee
Common Stock, without par value, and related preferred stock purchase rights (a)	4,344,492 shares	$40.22 (c)	$174,735,469 (c)	$22,139

(a) Includes preferred stock purchase rights under the DTE Energy Company Shareholder Rights Agreement which become available generally when a person or group has acquired beneficial ownership of 10% or more of the outstanding shares of DTE Energy common stock.

(b) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of the Registrant’s common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors of the Registrant while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all of such additional shares of common stock.

(c) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 for the purpose of calculating the registration fee, based on the average of the high and low sales prices for DTE Energy common stock on February 27, 2004, as reported on the New York Stock Exchange Composite Tape.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus

DTE Energy Company

4,344,492 Shares of Common Stock

This prospectus relates to 4,344,492 shares of the common stock, no par value (which we refer to as the “Plan Shares”), of DTE Energy Company (which we refer to as “DTE Energy,” “Company,” “we,” “us,” and “our”), held in a segregated account in the DTE Energy Company Affiliates Employee Benefit Plans Master Trust (which we refer to as the “Plan Trust”) maintained in conjunction with the DTE Energy Company Retirement Plan (which we refer to as the “Plan”). The Plan Shares may be offered for sale from time to time by the Plan and by Mellon Bank, N.A. (which we refer to as the “Trustee” or the “Shareholder”), as Trustee of the Plan pursuant to the direction of the U.S. Trust Company, National Association as Investment Manager and Independent Fiduciary (which we refer to as the “Investment Manager”) in its capacity as duly appointed fiduciary for the segregated account of the Plan Trust holding the Plan Shares.

We are registering the Plan Shares pursuant to the provisions of a Registration Rights Agreement, dated as of March 3, 2004 (which we refer to as the “Registration Rights Agreement”) between the Company and the Shareholder. DTE Energy will not receive any of the proceeds from the sale of the Plan Shares by the Shareholder. The Company will pay all expenses of the registration of the Plan Shares, which includes, among other things, registration fees, legal and accounting fees, printing fees and other miscellaneous expenses. The Plan will be responsible for fees incurred in selling the Plan Shares, which expenses may include, among other things, underwriting discounts, brokerage fees and commissions. Please refer to “The Shareholder” herein for more information.

Our common stock is listed on the New York Stock Exchange under the symbol “DTE.” On March    , 2004, the last reported sale price per share of common stock on the New York Stock Exchange composite tape was $___.___.

The Shareholder may sell all or a portion of the Plan Shares from time to time on the New York Stock Exchange, in negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices.

Investing in our common stock involves certain risks. You should read the entire prospectus and any accompanying prospectus supplement carefully before you make your investment decision. Please refer to “Risk Factors” on Page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March   _____ , 2004

i

About This Prospectus

You should rely only on the information contained in this prospectus, and any applicable prospectus supplements, or the information to which we have referenced you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may be accurate only on the date of this prospectus.

The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

DTE Energy Company

In 1995, DTE Energy Company incorporated in the state of Michigan. Our regulated operations consist primarily of The Detroit Edison Company and Michigan Consolidated Gas Company. We also have numerous non-regulated subsidiaries engaged in energy marketing and trading, energy services, and various other electricity, coal and gas related businesses. DTE Energy is an exempt holding company under the Public Utility Holding Company Act of 1935, except Section 9(a)(2) that relates to the acquisition of securities of public utility companies and Section 33 that relates to the acquisition of foreign (non-U.S.) utility companies.

Our wholly-owned subsidiary, The Detroit Edison Company, is a Michigan public utility engaged in the generation, purchase, distribution and sale of electric energy to 2.1 million customers in a 7,600 square mile southeastern Michigan service area. The Detroit Edison Company’s service area includes about 13% of Michigan’s total land area and approximately five million people, which is about half of Michigan’s population. The Detroit Edison Company’s residential customers reside in urban and rural areas, including an extensive shoreline along the Great Lakes and connecting waters.

Michigan Consolidated Gas Company (“MichCon”) is a Michigan corporation organized in 1898. MichCon became an indirect wholly owned subsidiary of DTE Energy in conjunction with the acquisition of MCN Energy Group Inc. (which was subsequently merged into DTE Enterprises, Inc.), which was completed on May 31, 2001. MichCon is engaged in the purchase, storage, transmission, distribution and sale of natural gas to 1.2 million customers in a 14,700 square mile area throughout Michigan.

Our principal executive offices are located at 2000 2nd Avenue, Detroit, Michigan 48226-1279. Our telephone number is (313) 235-4000.

Risk Factors

Investing in our common stock involves risks and uncertainties. We refer you to the discussion in our Annual Report on Form 10-K for the year ended December 31, 2003 (which we refer to as the “2003 Form 10-K”), filed with the Securities and Exchange Commission on March 3, 2004, of the various risks and uncertainties associated with an investment in our Company. You will find the discussion in Items 1 and 2. Business and Properties under the caption “Risk Factors.”

The 2003 Form 10-K is incorporated by reference in this prospectus. It may be amended from time to time by other reports we file with the SEC.

Forward-Looking Statements

Certain information contained in the documents incorporated by reference in this prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. There are many factors that may impact forward-looking statements. The Company’s 2003 Form 10-K at “Forward-Looking Statements” contains a discussion of forward-looking statements that may cause the Company’s results to differ materially from those contained in any forward-looking statement.

Use of Proceeds

We will not receive any of the proceeds from sales of Plan Shares. The Plan Trust will receive all of the proceeds.

The Shareholder

On March 3, 2004, we contributed 4,344,492 shares of our common stock to the Plan Trust. We did not receive any cash proceeds from the contribution of the Plan Shares.

The Investment Manager serves in accordance with an Investment Management Agreement with the Detroit Edison Trust Committee, the named fiduciary for the Plan. The Investment Manager is responsible for the management of the Plan Shares, including all decisions relating to a sale of the Plan Shares. The Trustee and the Investment Manager will receive customary compensation for serving in their respective capacities.

At the date of this prospectus, the Plan Trust beneficially owned 4,344,492 shares of our outstanding common stock, representing approximately    % of our outstanding shares of common stock as of    , 2004. The Shareholder may sell up to 4,344,492 shares of our common stock pursuant to this offering. We cannot estimate the number of shares of our common stock that the Plan Trust will hold in the future.

Plan of Distribution

The Shareholder may offer the Plan Shares from time to time pursuant to the direction of the Investment Manager depending on market conditions and other factors considered to be important by the Investment Manager, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are listed, through negotiated transactions or otherwise. The Plan Shares will be sold at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices. Subject to the terms of the Registration Rights Agreement, the Plan Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of the Plan Shares may involve:

•	sales to underwriters who will acquire Plan Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale;

•	block transactions in which the broker or dealer engaged will attempt to sell Plan Shares as agent, but may position and resell a portion or the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Pursuant to the direction of the Investment Manager, the Shareholder and/or purchasers of the Plan Shares may pay brokers and dealers for selling Plan Shares. These payments may be in the form of underwriting discounts, concessions or commissions. The Shareholder and any broker dealer who sells or assists the Shareholder in selling Plan Shares may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). If they are deemed to be underwriters, any brokerage commissions or discounts may be deemed to be underwriting discounts and commissions under the Securities Act. We will file a prospectus supplement, if required, when the Shareholder notifies us that it has entered into an arrangement with an underwriter, broker or dealer for the sale of contributed shares. The prospectus supplement will disclose material terms of the offering, including:

•	number of Plan Shares being offered;

•	terms of the offering;

•	any discounts, commissions or other compensation paid to underwriters, brokers or dealers;

•	the public offering price; and

•	any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers.

As of the date of this prospectus, we are aware of no selling arrangements between the Shareholder and any underwriter, broker or dealer. The Shareholder may also sell Plan Shares in reliance upon Rule 144 of the Securities Act.

We will not receive any of the proceeds from the sale of the Plan Shares by the Shareholder. We will be responsible for the costs of registering the Plan Shares under the Securities Act and other related fees, but not for underwriting discounts, brokerage fees and commissions, if any, incurred by the Shareholder, the Plan Trust or the Plan in connection with the sale of Plan Shares.

Under the terms of the Registration Rights Agreement, the Company and the Investment Manager have agreed to indemnify each other and certain other related parties for, or contribute to payments the other may be required to make in respect of, certain liabilities in connection with the registration and sale of the Plan Shares. The indemnification provided by the Investment Manager is limited to the aggregate amount of fees received by the Investment Manager under the Investment Management Agreement. All of the Plan Shares are subject to the restrictions on transfer set forth in the Registration Rights Agreement. We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) the date on which all Plan Shares are sold and (ii) March 3, 2006.

The Plan is an employee pension benefit plan as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Prohibited transactions under Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (Code), could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the contributed shares being offered by the Shareholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

Where You Can Find More Information

Available Information

We file annual, quarterly and special repots, and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

We maintain a web site at www.dteenergy.com (which is not intended to be an active hyperlink) that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 3, 2004 (including information specifically incorporated by reference into DTE Energy’s Form 10-K from DTE Energy’s definitive Proxy Statement for its 2004 annual meeting of shareholders, filed on March , 2004);

•	Current Reports on Form 8-K filed pursuant to Item 5 or Item 7 of Form 8-K on February 20, 2004 and February 24, 2004;

•	Description of DTE Energy common stock on Form 8-B, filed on January 2, 1996; and

•	Description of the Rights Agreement on Form 8-A, filed on September 23, 1997.

Each of these documents is available from the SEC’s web site and public reference room previously described. You may also request a copy of these filings, excluding exhibits, at no cost by writing or telephoning DTE Energy at our principal executive office, DTE Energy Company, 2000 2nd Avenue, Detroit, Michigan 48226-1279, 1-313-235-4000.

Experts

The consolidated financial statements and related financial statement schedule of the Company and its subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the methods of accounting for asset retirement obligations, energy trading contracts and gas inventories in 2003, goodwill and energy trading contracts in 2002 and derivative instruments and hedging activities in 2001), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Opinions

T. A. Hughes, our Associate General Counsel, has given his legal opinion on behalf of the Company that the up to 4,344,492 shares of our common stock offered hereby have been validly issued and are fully paid and nonassessable. Mr. Hughes beneficially owns, and holds options to purchase, DTE Energy common stock and is eligible to participate in the Plan.

Part II

Information not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

     Estimated expenses payable by DTE Energy, other than underwriting discounts and commissions, payable by DTE Energy in connection with the issuance and distribution of the securities are as follows:

Securities and Exchange Commission filing fee	$22,139.00
Accounting fees and expenses	$15,000.00
Legal fees and expenses	25,000.00
Additional New York Stock Exchange Listing Fee	$15,206.00
Miscellaneous	$4,655.00

Total	$82,000.00

Item 15. Indemnification of Directors and Officers

     (a) Indemnification. The DTE Energy Company Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Michigan Business Corporation Act (the “Act”) or any other applicable law, no director of DTE Energy shall be personally liable to DTE Energy or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of DTE Energy.

     DTE Energy’s articles of incorporation further state that each person who is or was or had agreed to become a director or officer of DTE Energy, or each such person who is or was serving or who had agreed to serve at the request of DTE Energy’s board of directors as an employee or agent of DTE Energy or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by DTE Energy to the full extent permitted by the Act or by any other applicable law.

     DTE Energy’s articles of incorporation further state that DTE Energy may enter into one or more agreements with any person, which agreements provide for indemnification greater or different than that provided for in the articles of incorporation.

     Section 209(c) of the Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Act, dealing with unlawful distributions; or (4) for an intentional criminal act.

     Section 561 of the Act permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Sections 562 and 564c of the Act provide that in a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses, including attorneys fees and amounts paid in settlement, actually and reasonably incurred by directors and officers in connection with the action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 563 of the Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or defense of a claim, issue or matter in the action suit or proceeding, shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit or proceeding brought to enforce this mandatory indemnification.

     (b) Insurance. DTE Energy (with respect to indemnification liability) and its directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under six insurance policies providing aggregate coverage in the amount of $150 million.

Item 16. Exhibits

Exhibit
Number	Description

*3.1	Amended and Restated Articles of Incorporation of DTE Energy Company (incorporated herein by reference to Exhibit 3-5 to DTE’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), dated December 13, 1995, as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy Company (incorporated herein by reference to Exhibit 3-6 to DTE Energy Company’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)).
*3.2	Bylaws of DTE Energy Company, as amended through September 22, 1999 (incorporated herein by reference to Exhibit 3-3 to DTE Energy Company’s registration statement on Form S-4 (File No. 333-89175)).
*4.1	See Exhibits 3.1 and 3.2 for provisions of the DTE Energy Company Amended and Restated Articles of Incorporation and the DTE Energy Company Bylaws defining rights of holders of DTE common stock.
*4.2	Rights Agreement, dated as of September 23, 1997, between DTE Energy Company and The Detroit Edison Company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit B thereto (incorporated herein by reference to Exhibit 4.1 to DTE Energy Company’s Form 8-K, dated September 23, 1997 (File No. 1-11607)).
4.3	Registration Rights Agreement, dated as of March 3, 2004, between DTE Energy Company and U.S. Trust Company, National Association.
5.1	Opinion and Consent of Thomas A. Hughes, Esq., Associate General Counsel of DTE Energy Company, regarding validity of securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Thomas A. Hughes, Esq., Associate General Counsel of DTE Energy Company (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

*Incorporated by reference herein as indicated

Item 17. Undertakings

1.	The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of DTE Energy’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan on the 4th day of March, 2004.

DTE ENERGY COMPANY (Registrant)

By:	/s/ ANTHONY F. EARLEY, JR.
Anthony F. Earley, Jr.,
Chairman, Chief Executive, President, Chief Operating Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY F. EARLEY, JR. (Anthony F. Earley, Jr.)	Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Director	March 4, 2004
/s/ GERARD M. ANDERSON (Gerard M. Anderson)	Group President	March 4, 2004
/s/ ROBERT J. BUCKLER (Robert J. Buckler)	Group President	March 4, 2004
/s/ DAVID E. MEADOR (David E. Meador)	Senior Vice President and Chief Financial Officer	March 4, 2004
/s/ STEPHEN E. EWING (Stephen E. Ewing)	Group President	March 4, 2004
/s/ DANIEL G. BRUDZYNSKI (Daniel G. Brudzynski)	Vice President and Controller	March 4, 2004

Signature	Title	Date

/s/ TERENCE E. ADDERLEY (Terence E. Adderley)	Director	March 4, 2004
/s/ LILLIAN BAUDER (Lillian Bauder)	Director	March 4, 2004
/s/ DAVID BING (David Bing)	Director	March 4, 2004
/s/ ALLAN D. GILMOUR (Allan D. Gilmour)	Director	March 4, 2004
/s/ ALFRED R. GLANCY III (Alfred R. Glancy III)	Director	March 4, 2004
/s/ FRANK M. HENNESSEY (Frank M. Hennessey)	Director	March 4, 2004
/s/ THEODORE S. LEIPPRANDT (Theodore S. Leipprandt)	Director	March 4, 2004
/s/ JOHN E. LOBBIA (John E. Lobbia)	Director	March 4, 2004
/s/ GAIL J. McGOVERN (Gail J. McGovern)	Director	March 4, 2004
/s/ EUGENE A. MILLER (Eugene A. Miller)	Director	March 4, 2004
/s/ CHARLES W. PRYOR, JR. (Charles W. Pryor, Jr.)	Director	March 4, 2004
/s/ JOSUE ROBLES, JR. (Josue Robles, Jr.)	Director	March 4, 2004
/s/ HOWARD F. SIMS (Howard F. Sims)	Director	March 4, 2004

Exhibit
Number	Description

*3.1	Amended and Restated Articles of Incorporation of DTE Energy Company (incorporated herein by reference to Exhibit 3-5 to DTE’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), dated December 13, 1995, as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy Company (incorporated herein by reference to Exhibit 3-6 to DTE Energy Company’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)).
*3.2	Bylaws of DTE Energy Company, as amended through September 22, 1999 (incorporated herein by reference to Exhibit 3-3 to DTE Energy Company’s registration statement on Form S-4 (File No. 333-89175)).
*4.1	See Exhibits 3.1 and 3.2 for provisions of the DTE Energy Company Amended and Restated Articles of Incorporation and the DTE Energy Company Bylaws defining rights of holders of DTE common stock.
*4.2	Rights Agreement, dated as of September 23, 1997, between DTE Energy Company and The Detroit Edison Company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit B thereto (incorporated herein by reference to Exhibit 4.1 to DTE Energy Company’s Form 8-K, dated September 23, 1997 (File No. 1-11607)).
4.3	Registration Rights Agreement, dated as of March 3, 2004, between DTE Energy Company and U.S. Trust Company, National Association.
5.1	Opinion and Consent of Thomas A. Hughes, Esq., Associate General Counsel of DTE Energy Company, regarding validity of securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Thomas A. Hughes, Esq., Associate General Counsel of DTE Energy Company (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

*Incorporated by reference herein as indicated